IMPORTANT NOTICE
PLEASE READ IMMEDIATELY



                    TAX-FREE TRUST OF ARIZONA
      380 Madison Avenue, Suite 2300, New York, N.Y. 10017


                   NOTICE OF ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                       on October 28, 1996

TO OUR SHAREHOLDERS:

     The purpose of this Notice is to advise you that an Annual
Meeting of the Shareholders of Tax-Free Trust of Arizona (the
"Trust") will be held:

Place:         (a)  The Ritz-Carlton
                    2401 East Camelback Road
                    Phoenix, AZ 85016

Time:          (b)  on October 28, 1996, at 1:00 p.m., local
                    time;


Purposes:      (c)  for the following purposes:

                         (i) to elect nine Trustees; each Trustee elected will hold office until the next annual meeting of the Trust's shareholders or until his or her successor is duly elected;

                         (ii) to ratify (that is, to approve) or
                         reject the selection of KPMG Peat
                         Marwick LLP as the Trust's independent
                         auditors for the fiscal year ending June
                         30, 1997 (Proposal No. 1);




PLEASE NOTE:
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY AND TO DATE, SIGN AND RETURN IT IN THE ACCOMPANYING STAMPED ENVELOPE. TO AVOID UNNECESSARY EXPENSE TO THE TRUST, YOUR COOPERATION IS REQUESTED IN MAILING IN YOUR PROXY NO MATTER HOW LARGE OR SMALL YOUR HOLDING MAY BE.





                         (iii) to act upon any other matters
                         which may properly come before the
                         Meeting at the scheduled time and place
                         or any adjourned meeting or meetings.

Who Can
Vote What
Shares:        (d)       To vote at the Meeting, you must have
                         been a shareholder on the Trust's
                         records at the close of business on
                         August 9, 1996 (the "record date").
                         Also, the number of shares held by you
                         according to such records at the close
                         of business on the record date
                         determines the number of shares you may
                         vote at the Meeting (or any adjourned
                         meeting or meetings).




               By Order of the Board of Trustees,


                       EDWARD M. W. HINES
                            Secretary



September 10, 1996

                                 (ii)




                    TAX-FREE TRUST OF ARIZONA

    380 MADISON AVENUE, SUITE 2300, NEW YORK, NEW YORK 10017

                         PROXY STATEMENT

                          INTRODUCTION

     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of an Annual Meeting of the Shareholders of Tax-Free Trust of Arizona (the "Trust"). The purpose of this proxy statement (all the rest of this document) is to give you information on which you may base your decisions as to the choices, if any, you make on the enclosed proxy card.

     A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT WILL BE SENT TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO THE TRUST'S DISTRIBUTOR, AQUILA DISTRIBUTORS, INC., 380 MADISON AVENUE, SUITE 2300, NEW YORK, NY 10017 OR BY CALLING 800-437-1020 TOLL-FREE OR 212-697-6666.

     The Trust's investment adviser is Bank One Arizona, NA (the "Adviser"), 241 North Central Avenue, Phoenix, Arizona. The Adviser is a wholly-owned subsidiary of BANC ONE CORPORATION, Columbus, Ohio. The Trust's organizer and administrator (the "Administrator") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017. The Trust's principal underwriter (the "Distributor") is Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017.

     This Notice and Proxy Statement are first being mailed on or about September 10, 1996.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Trust calls these persons the "proxy holders." As to the election of Trustees you may authorize the proxy holders to vote your shares for the entire slate indicated below by marking the appropriate box on the proxy card or by merely signing and returning your proxy card with no instructions. Or, you may withhold the authority of the proxy holders to vote on the election of Trustees by marking the appropriate box. Also, you may withhold that authority as to any particular nominee by striking a line through the nominee's name on the proxy card.

     As to the other matters listed on the proxy card, you may direct the proxy holders to vote your shares on those proposals by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on a proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on a proposal, the proxy holders will vote your shares for that proposal. Shares held by brokers in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum.

     You may end the power of the proxy holders to vote your shares after you have signed and returned your proxy card and before the power is used by (i) so notifying the Trust in writing; (ii) signing a new and different proxy card (if the Trust receives it before the old one is used); or (iii) voting your shares in person or by your duly appointed agent at the meeting.

     The Trust is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards ("proxies") to be used at the Annual Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. The Trust pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Trust's shares so that these owners may authorize the voting of these shares. The Trust will pay these firms for their out-of-pocket expenses for doing so.

     The Trust has three classes of shares outstanding. All shareholders of the Trust are entitled to vote at the meeting. Each shareholder on the record date is entitled to one (1) vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of any class held on the record date. On the record date, the net asset value per share of each of the three classes of the Trust's shares was $10.57.

     On the record date, the total number of shares of the Trust of all classes outstanding and entitled to vote was 37,512,699, of which all but 593 shares were Class A Shares. In addition, the Trust had outstanding 583 Class C Shares all of which were owned of record by N.M. Carpenter, Gilbert, AZ, and 10 Class Y Shares, held of record by the Administrator. The Trust's management is not aware of any other person beneficially owning more than 5% of any class of its outstanding shares as of such date.

                      ELECTION OF TRUSTEES

     At the Meeting, nine Trustees are to be elected. Whenever it is stated in this Proxy Statement that a matter is to be acted on at the Meeting, this means the Meeting held at the scheduled time or any adjourned meeting or meetings.

     Each Trustee elected will serve until the next annual meeting or until his or her successor is duly elected. The nominees selected by the Trustees are named in the table below. See "Introduction" above for information as to how you can instruct the proxy holders as to the voting of your shares as to the election of Trustees.

     All of the nominees are presently Trustees and were elected by the shareholders in September, 1995. Mr. Herrmann, Mr. Courtney, Mr. Ensign, Ms. Mills and Mr. Quinsler have been Trustees since the beginning of the Trust's operations in March 1986, were named as a Trustee either in the original Declaration of Trust or by such original Trustees, and were also elected as a Trustee by the Trust's sole original shareholder, Aquila Management Corporation, the Trust's Administrator (the "Administrator"). Mr. Albrecht and Mr. Carlson have been Trustees since 1987. Ms. Herrmann and Mr. Lucking have been Trustees since 1994. Mr. Herrmann is an interested person, as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Trust as an officer of the Trust and as a Director, officer and shareholder of the Trust's Distributor. Ms. Herrmann is an interested person of the Trust, as a member of Mr. Herrmann's immediate family. Mr. Carlson and Mr. Lucking are interested persons of the Trust as security holders of the Adviser's parent, BANC ONE CORPORATION. Interested Trustees are so designated by an asterisk. The beneficial ownership of shares indicated below as of August 9, 1996 includes voting and investment control unless otherwise indicated. Shares are given to the nearest full share.

     Described in the following material are the name, positions with the Trust, age as of August 9, 1996, and business experience during at least the past five years (other than with the Trust) of each nominee and all officers of the Trust.

Lacy B. Herrmann*, President and Chairman of the Board of
Trustees, Age:67, Shares Owned: 183 (1)

Founder, President and Chairman of the Board of Aquila Management Corporation since 1984, the sponsoring organization and Administrator and/or Adviser or Sub-Adviser to the following open-end investment companies, and Founder, Chairman of the Board of Trustees, and President of each: Pacific Capital Cash Assets Trust since 1984; Churchill Cash Reserves Trust since 1985; Pacific Capital U.S. Treasuries Cash Assets Trust since 1988; Pacific Capital Tax-Free Cash Assets Trust since 1988; each of which is a money market fund, and together with Capital Cash Management Trust ("CCMT") are called the Aquila Money-Market Funds; and Hawaiian Tax-Free Trust since 1984; Tax-Free Trust of Oregon since 1986; Tax-Free Fund of Colorado since 1987; Churchill Tax-Free Fund of Kentucky since 1987; Tax-Free Fund For Utah since 1992; and Narragansett Insured Tax-Free Income Fund since 1992; each of which is a tax-free municipal bond fund, and two equity funds, Aquila Rocky Mountain Equity Fund since 1993 and Aquila Cascadia Equity Fund, since 1996, which, together with this Trust are called the Aquila Bond and Equity Funds; Vice President, Director, Secretary and formerly Treasurer of Aquila Distributors, Inc. since 1981, distributor of the above funds; President and Chairman of the Board of Trustees of CCMT, a money market fund since 1981, and an Officer and Trustee/Director of its predecessors since 1974; Chairman of the Board of Trustees and President of Prime Cash Fund, since 1982 and of Short Term Asset Reserves 1984-1996; President and a Director of STCM Management Company, Inc., sponsor and sub-adviser to CCMT; Chairman, President, and a Director since 1984, of InCap Management Corporation, formerly sub-adviser and administrator of Prime Cash Fund and Short Term Asset Reserves, and Founder and Chairman of several other money market funds; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust, The Saratoga Advantage Trust, and of the Rochester Group of Funds, each of which is an open-end investment company; Trustee of Brown University, 1990-1996 and currently Trustee Emeritus; actively involved for many years in leadership roles with university, school and charitable organizations.

(1) Class A Shares and Class C Shares held of record of the
Administrator; does not include Class Y Shares described under "Introduction."

Philip E. Albrecht, C.F.A., Trustee, Age: 71, Shares Owned: 6,192

Retired; Senior Vice President, Investments of National Securities & Research Corporation, 1973-1984; Vice President of Research of Merrill Lynch, Pierce, Fenner & Smith, 1949-1973; past President of The New York Society of Security Analysts; former officer and Director of The Financial Analysts Federation; former officer and Trustee of the Institute of Chartered Financial Analysts; active in a similar capacity with various other professional organizations; Trustee of Tax-Free Fund For Utah since 1992.

Arthur K. Carlson*, Trustee, Age: 74, Shares Owned: 3,843

Retired; Advisory Director of the Renaissance Companies (design and construction companies of commercial, industrial and upscale residential properties) since 1996; Senior Vice President and Manager of the Trust Division of The Valley National Bank of Arizona, 1977-1987; Trustee of Tax-Free Fund of Colorado, Hawaiian Tax-Free Trust, and Pacific Capital Cash Assets Trust since 1987, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988 and of Aquila Rocky Mountain Equity Fund since 1993; previously Vice President of Investment Research at Citibank, New York City, and prior to that Vice President and Director of Investment Research of Irving Trust Company, New York City; past President of The New York Society of Security Analysts and currently a member of the Phoenix Society of Financial Analysts; formerly Director of the Financial Analysts Federation; past Chairman of the Board and, currently, Director of Mercy Healthcare of Arizona, Phoenix, Arizona since 1990; Director of Northern Arizona University Foundation since 1990; present or formerly an officer and/or director of various other community and professional organizations.

Thomas W. Courtney, C.F.A., Trustee, Age: 62, Shares Owned: 594

President of Courtney Associates, Inc., a venture capital firm, since 1988; General Partner of Trivest Venture Fund, 1983-1988; President of Federated Investment Counseling Inc., 1975-1982; President of Boston Company Institutional Investors, Inc., 1970-1975; formerly a Director of the Financial Analysts Federation; Trustee of Hawaiian Tax-Free Trust and Pacific Capital Cash Assets Trust since 1984 and of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988; Director or Trustee of OCC Cash Reserves, Inc., Oppenheimer Quest Global Value Fund, Inc., Oppenheimer Quest Value Fund, Inc., and Trustee of Quest For Value Accumulation Trust and of the Rochester Group of Funds, each of which is an open-end investment company.

William L. Ensign, Trustee, Age: 67, Shares Owned: 613 (2)

Assistant Architect of the United States Capital, Washington, D.C. since 1980; formerly President and Chief Executive Officer of McLeod Ferrara Ensign, a planning, architectural, and interior design firm, in Washington D.C. and Maryland; a Fellow and former member of the Board of Directors of the American Institute of Architects and past President of the Washington-Metropolitan Chapter of the A.I.A.; active in the National Trust for Historic Preservation; designee to the Advisory Council on Historic Preservation; designee to the Zoning Commission of the District of Columbia since 1989; Trustee of Tax-Free Fund For Utah since 1991; Trustee of Oxford Cash Management Fund, 1983-1989.

(2) Held jointly with his wife.

Diana P. Herrmann*, Trustee,  Age: 38, Shares owned: 435

Senior Vice President and Secretary and formerly Vice President of the Administrator since 1986 and Director since 1984; Trustee of Tax-Free Trust of Oregon since 1994 and of Churchill Tax-Free Fund of Kentucky and Churchill Cash Reserves Trust since 1995; Vice President of InCap Management Corporation since 1986 and Director since 1983; Senior Vice President or Vice President and formerly Assistant Vice President of the Money Funds since 1986; Vice-President of Cascades Cash Fund 1989-1994, of Prime Cash Fund 1986-1996 and of Short Term Asset Management Fund, 1986-1988; Assistant Vice President of Oxford Cash Management Fund, 1986-1988; Assistant Vice President and formerly Loan Officer of European American Bank, 1981-1986; daughter of the Trust's President; Trustee of the Leopold Schepp Foundation (academic scholarships) since 1995; actively involved in mutual fund and trade associations and in college and other volunteer organizations.

John C. Lucking*, Trustee,  Age: 53, Shares Owned: 1,154

Consulting Economist for Econ-Linc since 1995; Consulting Economist of Bank One Arizona (formerly Valley National bank of Arizona) 1994-1996; Chief Economist of that bank, 1987-1994; Municipal bond analyst and Government Securities salesman, 1984-1987; Financial Analyst of Phelps Dodge Corporation (a mining company) 1980-1984; Director of New Mexico and Arizona Land Company since 1993.

Anne J. Mills, Trustee, Age: 57, Shares Owned: 691

Vice President for Business Affairs of Ottawa University since 1992; Director of Customer Fulfillment, U.S. Marketing and Services Group, IBM Corporation, 1990-1991; Director of Business Requirements of that Group, 1988-1990; Director of Phase Management of that Group, 1985-1988; Budget Review Officer of the American Baptist Churches/USA since 1994; Director of the American Baptist Foundation since 1985; Trustee of Brown University; Trustee of Churchill Cash Reserves Trust since 1985, of Churchill Tax-Free Fund of Kentucky, Tax-Free Fund of Colorado and Capital Cash Management Trust since 1987 and of Tax-Free Fund For Utah since 1994.

William T. Quinsler, Trustee,  Age: 72, Shares Owned: 11,985 (3)

Secretary, Assistant Treasurer and Secretary to the Board of Directors of the Arizona Public Service Company with liaison responsibilities for pension and other fund management, 1969-1983; registered professional engineer; Director and/or member of various business and charitable organizations, including the Phoenix Society of Financial Analysts (past President), the American Society of Corporate Secretaries, the National Society of Professional Engineers, the Financial Analysts Federation and the Arizona Cattle Growers Association; Director of Utility Services Insurance Company, Ltd., 1970-1984, Vice President, 1972-1982 and President and Chief Operating Officer, 1982-1984.

(3) Held as community property with his wife.

William C. Wallace, Senior Vice President, Age: 61

Vice President of Capital Cash Management Trust and Pacific Capital Cash Assets Trust since 1984; Senior Vice President of Hawaiian Tax-Free Trust since 1985 and Vice President, 1984-1985; Vice President of Tax-Free Trust of Oregon since 1986, of Churchill Tax-Free Fund of Kentucky and Tax-Free Fund of Colorado since 1987, of Pacific Capital Tax-Free Cash Assets Trust and Pacific Capital U.S. Treasuries Cash Assets Trust since 1988 and of Narragansett Insured Tax-Free Income Fund since 1992; Secretary and Director of STCM Management Company, Inc. since 1974; President of the Distributor since 1995 and formerly Vice President of the Distributor, 1986-1992; Member of the Panel of Arbitrators, American Arbitration Association, since 1978; Assistant Vice President, American Stock Exchange, Market Development Division, and Director of Marketing, American Gold Coin Exchange, a subsidiary of the American Stock Exchange, 1976-1984.

Susan A. Cook, Vice President,  Age: 41

Registered Representative of Aquila Distributors, Inc. since 1993; Vice President of Cowen & Company, Members of the New York Stock Exchange, 1988-1991. Institutional Sales and Trading at Robertson, Stephens, & Montgomery Securities in San Francisco, CA, 1981-1986.

Kristian P. Kjolberg, Vice President,  Age: 34

Registered Representative of Aquila Distributors, Inc. since
1995; Financial Adviser and Registered Representative of Sentra
Securities Corporation, 1992-1995; Financial Adviser of
Prudential Insurance Company, 1990-1992.

Rose F. Marotta, Chief Financial Officer,  Age: 72

Chief Financial Officer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1991 and Treasurer, 1981-1991; formerly Treasurer of the predecessor of CCMT; Treasurer and Director of STCM Management Company, Inc., since 1974; Treasurer of Trinity Liquid Assets Trust, 1982-1986 and of Oxford Cash Management Fund, 1982-1988; Treasurer of InCap Management Corporation since 1982, of the Administrator since 1984 and of the Distributor since 1985.

Richard F. West, Treasurer,  Age: 60

Treasurer of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds and of Aquila Distributors, Inc. since 1992; Associate Director of Furman Selz Incorporated, 1991-1992; Vice President of Scudder, Stevens & Clark, Inc. and Treasurer of Scudder Institutional Funds, 1989-1991; Vice President of Lazard Freres Institutional Funds Group, Treasurer of Lazard Freres Group of Investment Companies and HT Insight Funds, Inc., 1986-1988; Vice President of Lehman Management Co., Inc. and Assistant Treasurer of Lehman Money Market Funds, 1981-1985; Controller of Seligman Group of Investment Companies, 1960-1980.

Edward M. W. Hines, Secretary,  Age: 56

Partner of Hollyer Brady Smith Troxell Barrett Rockett Hines & Mone LLP, attorneys, since 1989 and counsel, 1987-1989; Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1982; Secretary of Trinity Liquid Assets Trust, 1982-1985 and Trustee of that Trust, 1985-1986; Secretary of Oxford Cash Management Fund, 1982-1988.

John M. Herndon, Assistant Secretary,  Age: 56

Assistant Secretary of the Aquila Money-Market Funds and the Aquila Bond and Equity Funds since 1995 and Vice President of the Aquila Money-Market Funds since 1990; Vice President of the Administrator since 1990; Investment Services Consultant and Bank Services Executive of Wright Investors' Service, a registered investment adviser, 1983-1989; Member of the American Finance Association, the Western Finance Association and the Society of Quantitative Analysts.

Patricia A. Craven, Assistant Secretary & Compliance Officer,
Age: 30

Assistant Secretary of the Aquila Money-Market Funds and the
Aquila Bond and Equity Funds since 1995; Counsel to the
Administrator and the Distributor since 1995; formerly a Legal
Associate for Oppenheimer Management Corporation, 1993-1995.

Compensation of Trustees

     The Trust does not pay fees to Trustees affiliated with the Administrator or to any of the Trust's officers. During the fiscal year ended June 30, 1996, the Trust paid $80,633 in fees and reimbursement of expenses to its other Trustees. The Trust is one of the 14 funds in the Aquilasm Group of Funds, which consist of tax-free municipal bond funds, money market funds and two equity funds. The following table lists the compensation of all Trustees who received compensation from the Trust and the compensation they received during the Trust's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Trust or any of the other funds in the Aquila group.


[CAPTION]


                                   Compensation        Number of
                                   from all            boards on
               Compensation        funds in the        which the
               from the            Aquilasm            Trustee
Name           Trust               Group               now serves

Philip E.
Albrecht       $7,554              $8,954              2

Arthur K.
Carlson        $8,230              $39,340             7

Thomas W.
Courtney       $8,150              $33,390             5

William L.
Ensign         $0                  $0                  2

John C.
Lucking        $6,250              $6,250              1

Anne J.
Mills          $7,870              $30,364             6

William T.
Quinsler       $8,450              8,450               1





     The Administrator is administrator to the Aquilasm Group of Funds which consists of tax-free municipal bond funds, money market funds and two equity funds. As of June 30, 1996, these funds had aggregate assets of approximately $2.6 billion, of which approximately $1.9 billion consisted of assets of the tax-free municipal bond funds. The Administrator is controlled by Mr. Lacy B. Herrmann, through share ownership directly, through a trust and by his wife. For the year ended June 30, 1996, fees of $777,611 were accrued to each of the Adviser under the Trust's advisory agreement and to the Administrator under the Trust's administration agreement. During the year ended June 30, 1996 under the Fund's Distribution Plan $584,611 was paid to Qualified Recipients of which the Distributor received $17,199.

     The Distributor currently handles the distribution of the shares of fourteen funds (five money market funds, seven tax-free municipal bond funds and two equity funds) including the Trust. Under the Distribution Agreement, the Distributor is responsible for the payment of certain printing and distribution costs relating to prospectuses and reports as well as the costs of supplemental sales literature, advertising and other promotional activities. All of the shares of the Distributor are owned by Mr. Herrmann.

     At the date of this proxy statement, there is a proposed transaction whereby all of the shares of the Distributor, which are currently owned by Mr. Herrmann, will be owned by certain directors and/or officers of the Administrator and/or the Distributor including Mr. Herrmann.

Other Information on Trustees

     The Trustees have appointed an Audit Committee consisting of all of the Trustees (the "Independent Trustees") who are not "interested persons," as that term is defined in the 1940 Act. The Committee (i) recommends to the Board of Trustees what firm of independent auditors will be selected by the Board of Trustees (subject to shareholder ratification); (ii) reviews the methods, scope and result of audits and the fees charged; and (iii) reviews the adequacy of the Trust's internal accounting procedures and controls. The Committee held two meetings during the Trust's last fiscal year. The Board of Trustees does not have a nominating committee. During the Trust's last fiscal year, the Board of Trustees held four meetings. All current Trustees were present for at least 75% of the total number of Board meetings and Audit Committee Meetings (if such Trustee was a member of that Committee).


                    RATIFICATION OR REJECTION
                         OF SELECTION OF
                      INDEPENDENT AUDITORS
                        (Proposal No. 1)

     KPMG Peat Marwick LLP, which is currently serving as the Trust's auditors, has been selected by the Trust's Board of Trustees, including a majority of the Independent Trustees, as the Trust's independent auditors for the fiscal year ending June 30, 1997, such selection is submitted to the shareholders for ratification or rejection.

     The firm has no direct or indirect financial interest in the Trust, the Trust's Adviser or the Trust's Administrator. It is expected that representatives of the firm will not be present at the meeting but will be available should any matter arise requiring their presence.


                           RECEIPT OF
                      SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in the Trust's proxy statement and proxy card for a particular annual meeting. One of these conditions relates to the timely receipt by the Trust of any such proposal. Under these rules, proposals submitted for inclusion in the proxy material for the Trust's next annual meeting after the meeting to which this Proxy Statement relates must be received by the Trust not less than 120 days before the anniversary of the date stated in this Proxy Statement for the first mailing of this Proxy Statement. The date for such submission could change, depending on the scheduled date for the next annual meeting; if so, the Trust will so advise you.

     The fact that the Trust receives a shareholder proposal in a timely manner does not insure its inclusion in the Trust's proxy material, since there are other requirements in the proxy rules relating to such inclusion.

                         OTHER BUSINESS

     The Trust does not know of any other matter which will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.

                    TAX-FREE TRUST OF ARIZONA

                 PROXY FOR SHAREHOLDERS MEETING
                        OCTOBER 28, 1996

            PROXY SOLICITED ON BEHALF OF THE TRUSTEES

     The undersigned shareholder of TAX-FREE TRUST OF ARIZONA (the "Trust") does hereby appoint LACY B. HERRMANN and EDWARD M.
W. HINES, or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Trust to be held on October 28, 1996, at The Ritz-Carlton, 2401 East Camelback Road,
Phoenix, AZ 85016 at 1:00 p.m. local time, and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed below.

     Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

     MANAGEMENT RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW
AND FOR THE PROPOSALS LISTED BELOW.  THE SHARES REPRESENTED
HEREBY WILL BE VOTED AS INDICATED BELOW OR FOR IF NO CHOICE IS
INDICATED.

     As to any other matter said attorneys shall vote in accordance with their best judgment.


          Election of Trustees---.
                __
               [__]       FOR all nominees listed below
                __
               [__]       VOTE WITHHELD for all nominees listed
                               below

(Instructions: To withhold authority to vote for any one or more of the nominees, strike a line through the name of that nominee or the names of such nominees in the list below.)

    LACY B. HERRMANN; PHILIP E. ALBRECHT; ARTHUR K. CARLSON;
   THOMAS W. COURTNEY; WILLIAM L. ENSIGN; DIANA P. HERRMANN;
       JOHN C. LUCKING; ANNE J. MILLS; WILLIAM T. QUINSLER

        Action on selection of KPMG Peat
        Marwick as independent
        auditors;
                               __           __            __
(Proposal No. 1)          FOR [__] AGAINST [__]  ABSTAIN [__]





                 Dated:  ____________  ______, 1996
                            Month        Day


__________________________________
              SIGNATURE(S)


__________________________________
                    SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.